Exhibit 99.1

Inphi Corporation Delivers Record Revenue and Earnings in Q4 2019

Strong Year-Over-Year Growth Driven by Cloud

SANTA CLARA, Calif., February 4, 2020 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

GAAP Results

Revenue in the fourth quarter of 2019 was a record $102.9 million on a U.S. generally accepted accounting principles (GAAP) basis, up 18.9% year-over-year, compared with $86.5 million in the fourth quarter of 2018. The increase was due to higher demand for datacenter products.

Gross margin under GAAP in the fourth quarter of 2019 was 59.9%, compared with 57.2% in the fourth quarter of 2018. The increase was mainly due to product and revenue mix.

GAAP operating loss in the fourth quarter of 2019 was $8.8 million or (8.6%) of revenue, compared to GAAP operating loss in the fourth quarter of 2018 of $8.2 million or (9.5%) of revenue. The slight increase in operating loss was mainly due to higher operating expenses, partially offset by higher gross profit.

GAAP net loss for the fourth quarter of 2019 was $13.4 million or ($0.29) per diluted common share, compared with $21.6 million or ($0.49) per diluted common share in the fourth quarter of 2018.

Inphi reports gross profit, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross profit, operating expenses, operating income, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the fourth quarter of 2019 was 69.2%, compared with 69.3% in the fourth quarter of 2018.

Non-GAAP operating income in the fourth quarter of 2019 was $23.4 million, compared with non-GAAP operating income of $20.5 million in the fourth quarter of 2018. The increase is primarily due to higher gross profit, partially offset by higher operating expenses.

Non-GAAP net income in the fourth quarter of 2019 was $23.1 million, or $0.47 per diluted common share. This compares with non-GAAP net income of $20.5 million, or $0.45 per diluted common share in the fourth quarter of 2018.

“We are very pleased to deliver record Q4 results driven by strength in our cloud market segment,” said Ford Tamer, President and CEO of Inphi Corporation. “On 24% year-on-year revenue growth for 2019 we generated 87% non-GAAP EPS growth, demonstrating continued leverage in our operating model. We enter 2020 with the close of the eSilicon acquisition and a strong product offering to serve our customers’ growth and support their success. We expect our organic revenue momentum to continue in Q1 and through the balance of the year.”

Year Ended 2019 Results

Revenue in the year ended December 31, 2019 was $365.6 million, compared with $294.5 million in the year ended December 31, 2018. GAAP net loss in the year ended December 31, 2019 was $72.9 million, or ($1.61) per diluted common share, on approximately 45.2 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $95.8 million, or ($2.19) per diluted common share, on approximately 43.7 million diluted weighted average common shares outstanding in the year ended December 31, 2018.

Non-GAAP net income in the year ended December 31, 2019 was $76.6 million, or $1.61 per diluted common share, on approximately 47.6 million non-GAAP diluted weighted average common shares outstanding. This compares with non-GAAP net income of $38.8 million in the year ended December 31, 2018, or $0.86 per diluted common share, on approximately 45.0 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the first quarter of 2020 and include the impact of eSilicon, which closed on January 10, 2020. Due to strong product cycles, among other factors in both Telecom and Cloud, we anticipate sequential organic revenue growth in the first quarter of 2020 compared to the fourth quarter of 2019. We continue to expect eSilicon will contribute between $80 to $120 million in revenue in 2020 and contribute to the mid-teens in percentage of revenue in the first quarter of 2020. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q1 2020 is expected to be in the range of $130.4 million to $134.4 million.
●	GAAP gross margin is expected to be approximately 50.9% to 52.3%.
●	Non-GAAP gross margin is expected to be approximately 64.2% to 65.2%.
●	Stock-based compensation expense is expected to be in the range of $19 million to $20 million.
●	GAAP net loss is expected to be in range between $21.4 million to $27.3 million, or ($0.46) to ($0.59) per basic share, based on 46.1 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, acquisition expenses, amortization of intangibles and inventory step up fair value related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $21.5 million to $26.1 million, or $0.42 to $0.52 per weighted average diluted share, based on 50.6 million estimated non-GAAP weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss the fourth quarter 2019 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 3853299. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data -- fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2020, including with respect to the first quarter of 2020, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities, success of our growth strategy strength of the cloud market, increasing demand in Q1 2020, growth inside data centers, customer relationships, the Company’s expectations regarding the benefits of the eSilicon acquisition and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; the ability to effectively integrate eSilicon and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$102,896	$86,531	$365,635	$294,490
Cost of revenue	41,297	37,005	152,814	129,345
Gross profit	61,599	49,526	212,821	165,145
Operating expenses:
Research and development	49,876	40,624	183,875	167,924
Sales and marketing	12,378	10,608	47,722	43,080
General and administrative	8,194	6,535	30,672	28,302
Total operating expenses	70,448	57,767	262,269	239,306
Loss from operations	(8,849)	(8,241)	(49,448)	(74,161)
Interest expense, net of other income	(5,415)	(13,195)	(23,067)	(29,801)
Loss from operations before income taxes	(14,264)	(21,436)	(72,515)	(103,962)
Provision (benefit) for income taxes	(856)	195	396	(8,211)
Net loss	$(13,408)	$(21,631)	$(72,911)	$(95,751)

Earnings per share:
Basic	$(0.29)	$(0.49)	$(1.61)	$(2.19)
Diluted	$(0.29)	$(0.49)	$(1.61)	$(2.19)

Weighted-average shares used in computing earnings per share:
Basic	45,728,736	44,152,932	45,226,717	43,690,581
Diluted	45,728,736	44,152,932	45,226,717	43,690,581

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$1,776	$717	$6,208	$2,527
Research and development	11,311	9,544	42,265	37,397
Sales and marketing	3,832	3,285	15,561	13,470
General and administrative	3,339	2,829	12,821	10,490

	$20,258	$16,375	$76,855	$63,884

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$282,723	$172,018
Investments in marketable securities	140,131	235,339
Accounts receivable, net	60,295	61,271
Inventories	55,013	33,052
Prepaid expenses and other current assets	17,463	9,600
Total current assets	555,625	511,280

Property and equipment, net	79,563	70,740
Goodwill	104,502	104,502
Intangible assets, net	168,290	180,447
Right of use assets, net	33,576	-
Other assets, net	34,450	22,904
Total assets	$976,006	$889,873

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,771	$15,891
Accrued expenses and other current liabilities	51,820	43,120
Deferred revenue	3,719	5,432
Convertible debt	217,467	-
Total current liabilities	291,777	64,443
Convertible debt	258,711	447,825
Other liabilities	78,917	10,911
Total liabilities	629,405	523,179

Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	587,862	536,157
Accumulated deficit	(242,807)	(169,896)
Accumulated other comprehensive income	1,500	389
Total stockholders’ equity	346,601	366,694
Total liabilities and stockholders’ equity	$976,006	$889,873

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, loss on claim settlements, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments, lease expense on building not occupied and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
GAAP gross profit to Non-GAAP gross profit
GAAP gross profit	$61,599		$49,526		$212,821		$165,145
Adjustments to GAAP gross profit:
Stock-based compensation	1,776	(a)	717	(a)	6,208	(a)	2,527	(a)
Acquisition related expenses	-		-		-		3	(b)
Amortization of inventory step-up	-		-		-		1,166	(c)
Amortization of intangibles	7,815	(d)	9,724	(d)	36,987	(d)	32,846	(d)
Depreciation on step-up values of fixed assets	2	(e)	(12)	(e)	(25)	(e)	(48)	(e)
Restructuring expenses	-		-		-		106	(f)
Non-GAAP gross profit	$71,192		$59,955		$255,991		$201,745

GAAP operating expenses to non-GAAP operating expenses
GAAP research and development	$49,876		$40,624		$183,875		$167,924
Adjustments to GAAP research and development:
Stock-based compensation	(11,311)	(a)	(9,544)	(a)	(42,265)	(a)	(37,397)	(a)
Acquisition related expenses	-		-		-		(607)	(b)
Depreciation on step-up values of fixed assets	(164)	(e)	(109)	(e)	(518)	(e)	(402)	(e)
Restructuring expenses	-		-		-		(885)	(f)
Non-GAAP research and development	$38,401		$30,971		$141,092		$128,633

GAAP sales and marketing	$12,378		$10,608		$47,722		$43,080
Adjustments to GAAP sales and marketing:
Stock-based compensation	(3,832)	(a)	(3,285)	(a)	(15,561)	(a)	(13,470)	(a)
Acquisition related expenses	-		-		-		(259)	(b)
Amortization of intangibles	(2,432)	(d)	(2,431)	(d)	(9,725)	(d)	(9,726)	(d)
Depreciation on step-up values of fixed assets	(3)	(e)	(4)	(e)	(10)	(e)	(64)	(e)
Restructuring expenses	-		-		-		(367)	(f)
Non-GAAP sales and marketing	$6,111		$4,888		$22,426		$19,194

GAAP general and administrative	$8,194		$6,535		$30,672		$28,302
Adjustments to GAAP general and administrative:
Stock-based compensation	(3,339)	(a)	(2,829)	(a)	(12,821)	(a)	(10,490)	(a)
Acquisition related expenses	(1,015)	(b)	-		(1,015)	(b)	(6)	(b)
Amortization of intangibles	(69)	(d)	(116)	(d)	(417)	(d)	(464)	(d)
Depreciation on step-up values of fixed assets	(6)	(e)	(6)	(e)	(20)	(e)	(56)	(e)
Restructuring expenses	-		-		-		(133)	(f)
Expense on lease that was not yet occupied	(462)	(g)	-		(462)	(g)	-
Loss on claim settlement from ClariPhy acquisition	-		-		(400)	(h)	(2,250)	(h)
Non-GAAP general and administrative	$3,303		$3,584		$15,537		$14,903
Non-GAAP total operating expenses	$47,815		$39,443		$179,055		$162,730
Non-GAAP income from operations	$23,377		$20,512		$76,936		$39,015

GAAP net loss to non-GAAP net income
GAAP net loss	$(13,408)		$(21,631)		$(72,911)		$(95,751)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	20,258	(a)	16,375	(a)	76,855	(a)	63,884	(a)
Acquisition related expenses	1,015	(b)	-		1,015	(b)	875	(b)
Amortization of inventory fair value step-up	-		-		-		1,166	(c)
Amortization of intangibles related to purchase price	10,316	(d)	12,271	(d)	47,129	(d)	43,036	(d)
Depreciation on step-up values of fixed assets	175	(e)	107	(e)	523	(e)	474	(e)
Restructuring expenses	-		-		-		1,491	(f)
Expense on lease that was not yet occupied	462	(g)	-		462	(g)	-
Loss on claim settlement from ClariPhy acquisition	-		-		400	(h)	2,250	(h)
Loss on claim settlement from Exactik disposition	-		-		296	(i)	-
Loss on retirement of certain property and equipment from acquisitions	-		-		7	(j)	66	(j)
Impairment of investment	-		7,000	(k)	-		7,000	(k)
Net unrealized and realized gain on equity investment	(1,049)	(l)	(66)	(l)	(3,126)	(l)	(2,440)	(l)
Accretion and amortization expense on convertible debt	7,338	(m)	6,828	(m)	28,353	(m)	26,394	(m)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(2,029)	(n)	(354)	(n)	(2,432)	(n)	(9,635)	(n)
Non-GAAP net income	$23,078		$20,530		$76,571		$38,810

Shares used in computing non-GAAP basic earnings per share	45,728,736		44,152,932		45,226,717		43,690,581

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	51,298,035		45,516,402		48,766,301		44,986,718
Offsetting shares from call option	2,225,969		-		1,176,787		-
Shares used in computing non-GAAP diluted earnings per share	49,072,066		45,516,402		47,589,514		44,986,718

Non-GAAP earnings per share:
Basic	$0.50		$0.46		$1.69		$0.89
Diluted	$0.47		$0.45		$1.61		$0.86

GAAP gross profit as a % of revenue	59.9%		57.2%		58.2%		56.1%
Stock-based compensation	1.7%		0.8%		1.7%		0.9%
Amortization of inventory fair value step-up and intangibles	7.6%		11.3%		10.1%		11.5%
Non-GAAP gross profit as a % of revenue	69.2%		69.3%		70.0%		68.5%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisitions. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the merger agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the expense on building lease not yet occupied. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on settlement of claim from the Exactik business disposal. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the impairment of non-marketable equity investment. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the unrealized and realized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(m)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(n)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2020 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending March 31, 2020
	High	Low
Estimated GAAP net loss	$(21,400)	$(27,300)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	19,000	20,000
Amortization of intangibles	17,800	17,800
Amortization of step up values of acquired inventories	1,500	1,500
Amortization of step up values of acquired property and equipment	200	200
Acquisition related expenses	2,500	2,500
Amortization of convertible debt interest cost	7,200	7,200
Noncash expense on lease not yet occupied	775	775
Others	125	125
Tax effect of GAAP to non-GAAP adjustments	(1,600)	(1,300)
Estimated non-GAAP net income	$26,100	$21,500

Shares used in computing estimated non-GAAP diluted earnings per share	50,600,000	50,600,000

Estimated non-GAAP diluted earnings per share	$0.52	$0.42

Revenue	$134,400	$130,400

GAAP gross profit	$70,300	$66,400
as a % of revenue	52.3%	50.9%
Adjusting items to estimated GAAP gross profit:
Stock-based compensation	2,000	2,000
Fixed assets depreciation step up	10	10
Amortization of intangibles	15,300	15,300
Estimated non-GAAP gross profit	$87,610	$83,710
as a % of revenue	65.2%	64.2%

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com

Investor Contact:

Vernon P. Essi, Jr.

408-606-6524

vessi@inphi.com